                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the use in this Registration Statement of BWAY Corporation on Form S-4 of our report dated November 1, 2002, except for Note 4, as to which the date is March 17, 2003, which expressed an unqualified opinion and included an explanatory paragraph relating to the Company's proposed merger, appearing in the Prospectus, which is part of this Registration Statement.

   We also consent to the reference to us under the headings "Experts" in such Prospectus.

                                          DELOITTE & TOUCHE LLP

Atlanta, Georgia
April 8, 2003